Exhibit 21.1

Subsidiaries of Franklin Street Properties Corp.

Name	Jurisdiction of Organization

FSP 1001 17th Street LLC	Delaware
FSP 121 South Eighth Street LLC	Delaware
FSP 1999 Broadway LLC	Delaware
FSP 303 EWD LLC	Delaware
FSP 380 Interlocken Corp.	Delaware
FSP 390 Interlocken LLC	Delaware
FSP 600 17th Street LLC	Delaware
FSP 801 Marquette Avenue LLC	Delaware
FSP 909 Davis Street LLC	Delaware
FSP Addison Circle Corp.	Delaware
FSP Addison Circle Limited Partnership	Texas
FSP Addison Circle LLC	Delaware
FSP Blue Lagoon Drive Corp.	Delaware
FSP Blue Lagoon Drive LLC	Delaware
FSP Collins Crossing Corp.	Delaware
FSP Collins Crossing Limited Partnership	Texas
FSP Collins Crossing LLC	Delaware
FSP CPV LLC	Delaware
FSP Eldridge Green Corp.	Delaware
FSP Eldridge Green Limited Partnership	Texas
FSP Eldridge Green LLC	Delaware
FSP Forest Park IV LLC	Delaware
FSP Forest Park IV NC Limited Partnership	North Carolina
FSP GB LLC	Delaware
FSP Greenwood Plaza Corp.	Delaware
FSP Holdings LLC	Delaware
FSP Innsbrook Corp.	Delaware
FSP Investments LLC	Massachusetts
FSP Legacy Tennyson Center LLC	Delaware
FSP Liberty Plaza Limited Partnership	Texas
FSP Northwest Point LLC	Delaware
FSP One Legacy Circle LLC	Delaware
FSP Park Ten Development Corp.	Delaware
FSP Park Ten Development LLC	Delaware
FSP Park Ten Limited Partnership	Texas
FSP Park Ten LLC	Delaware
FSP Park Ten Phase II Limited Partnership	Texas
FSP Pershing Park Plaza LLC	Delaware
FSP Plaza Seven LLC	Delaware
FSP Property Management LLC	Massachusetts
FSP Protective TRS Corp.	Massachusetts
FSP REIT Protective Trust	Massachusetts
FSP Westchase LLC	Delaware